Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-3ASR (Registration No. 333-254919), the Registration Statements on Form S-8 (Registration Nos. 333-134240, 333-134241, 333-134276, 333-134301, 333-134356, 333-138629, 333-186253, 333-186254, 333-197708, 333-206160, 333-234166 and 333-239309), and the Registration Statement on Form S-4 (Registration No. 333-26184) of Simmons First National Corporation (the Company) of our report dated February 25, 2022, on our audits of the consolidated financial statements of the Company as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, which report is included in this annual report on Form 10-K. We also consent to the incorporation by reference of our report dated February 25, 2022, on our audit of the internal control over financial reporting of the Company as of December 31, 2021, which report is included in this annual report on Form 10-K.

BKD, LLP /s/ BKD, LLP

Little Rock, Arkansas
February 25, 2022